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                                EXHIBIT 10.14.6
                                ---------------

                        SEVENTH MODIFICATION AGREEMENT
                        ------------------------------

     THIS AGREEMENT is made this 15th day of June, and effective as of the 31st day of May, 1995 between and among SEI CORPORATION, a Pennsylvania corporation ("Company") and PNC BANK, NATIONAL ASSOCIATION, successor by merger to Provident National Bank ("Bank").

                                  BACKGROUND
                                  ----------

     Bank and Company have entered into a Credit Agreement effective as of May 31, 1992 as amended by a Waiver and First Modification Agreement between Bank and Company dated as of September 30, 1992, a Second Modification Agreement between Bank and Company dated as of April 19, 1993, a Third Modification Agreement between Bank and Company dated as of May 31, 1993, a Fourth Modification Agreement between Bank and Company dated as of March 14, 1994, a Fifth Modification Agreement dated as of May 31, 1994 and a Sixth Modification Agreement dated as of May 5, 1995 (as so amended, the "Credit Agreement") pursuant to which Bank agreed to make up to $20,000,000 in loans (the "Loans") to Company. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement. The Loans are evidenced by Company's note originally dated May 31, 1992 and amended and restated September 30, 1992 (the "Note") in the principal amount of $20,000,000.

     The obligations of Company under the Credit Agreement are secured by a Pledge Agreement, dated as of May 31, 1992 as amended by the First Modification Agreement (as so amended, the "Pledge Agreement") under which Company pledged to Bank the shares of capital stock of certain of the Subsidiaries.

     Company and Bank desire to amend further certain provisions of the Credit Agreement.

                                   Agreement
                                   ---------

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

    1. Capitalized terms not defined herein shall have the meanings set forth in the Credit Agreement.

    2.    The Credit Agreement is hereby amended as follows:

          (a) As contemplated by Section 9.15 of the Credit Agreement, the Termination Date and the date on which the Credit Agreement shall expire and the Credit Period shall end is hereby changed from May 31, 1995 to May 31, 1996.

          (b) Section 7.6 of the Credit Agreement is hereby amended such that the Consolidated Tangible Effective Net Worth shall be greater than or equal to $35,000,000 at and after May 31, 1995, such figure to continue to adjust thereafter as set forth in the Credit Agreement, provided that the Consolidated Tangible Effective Net Worth shall not at any time fall below $0.

          (c) The reference in Section 7.10(g) of the Credit Agreement to "$150,729,000" is hereby deleted and "$200,729,000" is substituted therefor.

          (d) Section 7.11 of the Credit Agreement is hereby amended to provide that the Company may sell its Defined Contribution Recordkeeping Services and Capital Resources Pension Consulting business units.

    3. All references in the Note and the Pledge Agreement to the Credit Agreement are hereby deemed to be to the Credit Agreement as amended hereby.

    4.    Company represents and warrants that:

          (a) Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has all requisite power and authority to make and perform this Agreement.

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          (b)  The execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action of Company and will not violate any applicable provision of law or judgment, order or regulation of any court or of any public or governmental agency or authority nor conflict with or constitute a breach of or a default under any instrument to which Company is a party or by which Company or any of Company's properties is bound;

          (c) This Agreement constitutes the legal, valid and binding obligation of Company, enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditor's rights generally and general principles of equity;

          (d) No approval, consent or authorization of, or registration, declaration or filing with, any governmental or public body or authority is required in connection with the valid execution, delivery and performance by Company of this Agreement, except such as has been obtained; and

          (e)  All representations and warranties of Company set forth in
Section 5 of the Credit Agreement are true and correct as of the date hereof.

     All of the above representations and warranties shall survive the making of this Agreement.

    5. Except as hereinabove modified and amended and except as necessary to conform to the intention of the parties hereinabove set forth, the Credit Agreement, the Note and the Pledge Agreement shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects, as so amended.

    6. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

    7. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

    8. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                   SEI CORPORATION



                                   By:    Cris Brookmyer

                                   Title: Controller


                                   PNC BANK, NATIONAL ASSOCIATION



                                   By:    H. Todd Dissinger

                                   Title: Vice President

                                      57